Free Writing Prospectus (To the Prospectus dated March 31, 2009, as supplemented by the prospectus supplement dated December 6, 2010)	Filed Pursuant to Rule 433 Registration Statement No. 333-158319 December 14, 2010

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ZIONS BANCORPORATION

Zions Bancorporation Senior Note / 1 Year Corporates
BBB(Fitch); BBB (low) (DBRS); and BBB- (Standard & Poor's).

Auction Information

Auction Start:	12/8/2010 8:00 AM EST
Auction End:	12/14/2010 1:30 PM EST
Last Update:	**12/14/2010 2:48:27 PM EST**
Auction Status:	**Over**

Issue Information

Issue Type:	Corporate Bonds
Principal Offered:	$ 3,000,000.00
Units Offered:	3000
Denomination:	$ 1,000.00
Coupon:	3.000%
Min. Price:	98.000
Max. Price:	102.000
Min. Yield:	0.974%
Max. Yield:	5.088%
Settlement Date:	12/17/2010
First Interest Date:	6/15/2011
Maturity Date:	12/15/2011
Day Basis:	30/360 (358 days)
Int. Frequency:	Semi-Annually
Documents:	Offering Documents

Bidding Information

Number of Bidders:	110
Number of Bids:	149
Amt. of Bids:	$ 8,176,000.00
Coverage:	272.53%
Highest Bid:	100.010
Lowest Bid:	98.000
Bid Spread:	2.010
Num. Bids Accepted:	62
Num. Bidders with Bids Accepted:	49
Highest Bid Accepted:	100.010
Lowest Bid Accepted:	99.050

Buy Today! Information

Price:	100.000
Yield:	3.00%

Bids

Final Market-Clearing Price: 99.050
Final Market-Clearing Yield*: 3.984%

Bidder	Units	Price	Timestamp	Awarded	Amount Due
Bidder 20956	15	100.010	12/8/2010 11:19:15 AM	15 units	$ 14,857.50
Bidder 23907	50	100.010	12/13/2010 7:34:21 PM	50 units	$ 49,525.00
Bidder 23357	25	100.010	12/14/2010 12:51:30 PM	25 units	$ 24,762.50
Bidder 15071	20	100.000	12/8/2010 1:38:09 PM	20 units	$ 19,810.00
Bidder 4664	10	100.000	12/10/2010 12:46:56 PM	10 units	$ 9,905.00
Bidder 23946	30	100.000	12/10/2010 3:55:40 PM	30 units	$ 29,715.00
Bidder 23101	100	100.000	12/13/2010 2:23:55 PM	100 units	$ 99,050.00
Bidder 26427	21	100.000	12/13/2010 5:36:01 PM	21 units	$ 20,800.50
Bidder 21311	10	100.000	12/14/2010 4:52:03 AM	10 units	$ 9,905.00
Bidder 24582	1	100.000	12/14/2010 11:03:07 AM	1 unit	$ 990.50
Bidder 7863	50	100.000	12/14/2010 11:17:27 AM	50 units	$ 49,525.00
Bidder 15294	25	100.000	12/14/2010 12:20:06 PM	25 units	$ 24,762.50
Bidder 26652	20	100.000	12/14/2010 1:29:55 PM	20 units	$ 19,810.00
Bidder 25080	30	100.000	12/8/2010 11:07:41 AM	30 units	$ 29,715.00
Bidder 1436	10	100.000	12/13/2010 4:46:04 PM	10 units	$ 9,905.00
Bidder 2223	20	99.903	12/8/2010 3:38:34 PM	20 units	$ 19,810.00
Bidder 18493	10	99.903	12/12/2010 2:19:18 PM	10 units	$ 9,905.00
Bidder 26635	10	99.846	12/10/2010 6:01:44 PM	10 units	$ 9,905.00
Bidder 14281	10	99.806	12/11/2010 11:40:01 AM	10 units	$ 9,905.00
Bidder 22917	10	99.777	12/14/2010 1:28:53 PM	10 units	$ 9,905.00

Bidder 23912	25	99.757	12/13/2010 10:22:25 PM	25 units	$ 24,762.50
Bidder 26652	10	99.757	12/14/2010 1:29:55 PM	10 units	$ 9,905.00
Bidder 19290	15	99.719	12/9/2010 1:50:11 PM	15 units	$ 14,857.50
Bidder 14269	10	99.650	12/12/2010 11:28:11 AM	10 units	$ 9,905.00
Bidder 14281	10	99.612	12/11/2010 11:40:01 AM	10 units	$ 9,905.00
Bidder 23132	10	99.516	12/13/2010 7:37:33 AM	10 units	$ 9,905.00
Bidder 15900	100	99.516	12/13/2010 11:57:37 AM	100 units	$ 99,050.00
Bidder 26652	10	99.516	12/14/2010 1:29:55 PM	10 units	$ 9,905.00
Bidder 13727	5	99.500	12/10/2010 6:14:46 PM	5 units	$ 4,952.50
Bidder 16791	50	99.500	12/11/2010 9:26:17 PM	50 units	$ 49,525.00
Bidder 14269	10	99.443	12/9/2010 5:07:39 PM	10 units	$ 9,905.00
Bidder 14281	10	99.419	12/11/2010 11:40:01 AM	10 units	$ 9,905.00
Bidder 19620	4	99.419	12/13/2010 9:36:46 PM	4 units	$ 3,962.00
Bidder 21477	25	99.323	12/14/2010 1:24:44 PM	25 units	$ 24,762.50
Bidder 22964	5	99.323	12/14/2010 1:29:53 PM	5 units	$ 4,952.50
Bidder 19620	5	99.304	12/13/2010 9:36:46 PM	5 units	$ 4,952.50
Bidder 21477	25	99.284	12/14/2010 1:24:44 PM	25 units	$ 24,762.50
Bidder 25692	50	99.275	12/8/2010 2:06:15 PM	50 units	$ 49,525.00
Bidder 864	5	99.275	12/9/2010 6:25:49 PM	5 units	$ 4,952.50
Bidder 26652	10	99.275	12/14/2010 11:19:25 AM	10 units	$ 9,905.00
Bidder 23108	35	99.231	12/14/2010 1:29:39 PM	35 units	$ 34,667.50
Bidder 14281	10	99.227	12/11/2010 11:40:01 AM	10 units	$ 9,905.00
Bidder 19620	6	99.227	12/13/2010 9:36:46 PM	6 units	$ 5,943.00
Bidder 19620	7	99.179	12/13/2010 9:36:46 PM	7 units	$ 6,933.50
Bidder 22843	50	99.150	12/14/2010 1:26:34 PM	50 units	$ 49,525.00
Bidder 21860	20	99.142	12/14/2010 1:29:35 PM	20 units	$ 19,810.00
Bidder 22995	35	99.131	12/9/2010 3:43:37 PM	35 units	$ 34,667.50
Bidder 21599	100	99.131	12/14/2010 1:24:59 PM	100 units	$ 99,050.00
Bidder 21599	50	99.131	12/14/2010 1:25:12 PM	50 units	$ 49,525.00
Bidder 21117	110	99.131	12/14/2010 1:26:43 PM	110 units	$ 108,955.00
				« Prev. Page 1 of 3	Next »
			Auction Totals:	3,000 units	$ 2,971,500.00

Direct Orders

Bidder	Units	Yield	Timestamp	Awarded	Amount Due
Bidder 22789	5	3.00%	12/8/2010 11:52:17 AM	5 units	$ 5,000.00
Bidder 23462	20	3.00%	12/8/2010 2:41:17 PM	20 units	$ 20,000.00
Bidder 13264	10	3.00%	12/8/2010 5:16:15 PM	10 units	$ 10,000.00
Bidder 16703	50	3.00%	12/10/2010 1:35:23 PM	50 units	$ 50,000.00
Bidder 26287	15	3.00%	12/10/2010 3:47:38 PM	15 units	$ 15,000.00
Bidder 23514	10	3.00%	12/10/2010 4:05:54 PM	10 units	$ 10,000.00
Bidder 26557	2	3.00%	12/10/2010 5:53:24 PM	2 units	$ 2,000.00
Bidder 21417	10	3.00%	12/10/2010 6:16:51 PM	10 units	$ 10,000.00
Bidder 24047	10	3.00%	12/10/2010 7:04:10 PM	10 units	$ 10,000.00
Bidder 14281	10	3.00%	12/11/2010 11:40:01 AM	10 units	$ 10,000.00
Bidder 24079	10	3.00%	12/13/2010 12:03:49 AM	10 units	$ 10,000.00
Bidder 23074	27	3.00%	12/13/2010 10:17:54 AM	27 units	$ 27,000.00
Bidder 18907	3	3.00%	12/13/2010 3:58:40 PM	3 units	$ 3,000.00
Bidder 26645	6	3.00%	12/13/2010 4:31:45 PM	6 units	$ 6,000.00
Bidder 22271	50	3.00%	12/13/2010 4:52:00 PM	50 units	$ 50,000.00
Bidder 26427	18	3.00%	12/13/2010 5:36:01 PM	18 units	$ 18,000.00
Bidder 15509	5	3.00%	12/13/2010 7:32:23 PM	5 units	$ 5,000.00
			Auction Totals:	261 units	$ 261,000.00

Please direct questions regarding the website or bidding procedures to the Auction Administrator.

You may also call our Investment Center at 800-524-8875 from 8am to Midnight Eastern Time.

Zions Bancorporation has filed a registration statement (Registration Statement No. 333-158319, including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus dated March 31, 2009 contained in that registration statement, the prospectus supplement dated December 6, 2010 and other documents Zions Bancorporation has filed with the SEC for more complete information about Zions Bancorporation and this offering. You may get these documents and other documents Zions Bancorporation has filed for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, Zions Bancorporation or a representative will arrange to send you the prospectus and other documents Zions Bancorporation has filed with the SEC if you request it by calling toll free (800) 524-8875.

*The current Market-Clearing Yield/Final Auction Yield is calculated as Yield to Worst (YTW) which is the lowest yield of yield to maturity, yield to call, yield to put, or other yields when a bond is callable, puttable, exchangeable, or has other features. If a bond is called, put or exchanged before maturity, the bondholder only earns interest on the time that has elapsed between purchasing the bond and its early redemption. The resulting yield is less than what would have been earned had the bond been held until maturity.

Investment Products: Not FDIC Insured No Bank Guarantee May Lose Value

Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits

Securities products and services offered by Zions Direct, Member FINRA/SIPC, a non-bank subsidiary of Zions Bank.

Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer.

Other Products | Contact Us | About Us | Site Map | Privacy Policy | Terms and Conditions

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Home » Auction #2161

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Results

ZIONS BANCORPORATION

Zions Bancorporation Senior Note / 1 Year Corporates

BBB(Fitch); BBB (low) (DBRS); and BBB- (Standard & Poor's).

Auction Information

Auction Start:	12/8/2010 8:00 AM EST
Auction End:	12/14/2010 1:30 PM EST
Last Update:	**12/14/2010 2:50:44 PM EST**
Auction Status:	**Over**

Issue Information

Bidding Information

Buy Today! Information

Bids

Final Market-Clearing Price: 99.050

Final Market-Clearing Yield*: 3.984%

Bidder	Units	Price	Timestamp	Awarded	Amount Due
Bidder 2715	1	99.131	12/14/2010 1:27:49 PM	1 unit	$ 990.50
Bidder 21771	1	99.107	12/14/2010 1:26:12 PM	1 unit	$ 990.50
Bidder 22843	50	99.100	12/14/2010 1:26:05 PM	50 units	$ 49,525.00
Bidder 21914	150	99.073	12/14/2010 1:28:17 PM	150 units	$ 148,575.00
Bidder 24459	10	99.060	12/14/2010 1:28:10 PM	10 units	$ 9,905.00
Bidder 21270	25	99.060	12/14/2010 1:29:55 PM	25 units	$ 24,762.50
Bidder 23424	135	99.054	12/14/2010 1:29:03 PM	135 units	$ 133,717.50
Bidder 21466	53	99.053	12/14/2010 1:29:18 PM	53 units	$ 52,496.50
Bidder 24788	50	99.052	12/14/2010 1:28:54 PM	50 units	$ 49,525.00
Bidder 21538	140	99.050	12/14/2010 1:25:31 PM	140 units	$ 138,670.00
Bidder 25702	150	99.050	12/14/2010 1:26:02 PM	150 units	$ 148,575.00
Bidder 23436	2,000	99.050	12/14/2010 1:27:29 PM	941 units	$ 932,060.50
Bidder 26658	10	99.050	12/14/2010 1:29:39 PM	Rejected: Timestamp	
Bidder 24324	5	99.044	12/13/2010 11:40:26 AM	Rejected: Price	
Bidder 21914	100	99.044	12/14/2010 1:24:54 PM	Rejected: Price	
Bidder 21914	50	99.044	12/14/2010 1:26:00 PM	Rejected: Price	
Bidder 22761	25	99.035	12/10/2010 8:07:42 PM	Rejected: Price	
Bidder 2715	1	99.035	12/11/2010 11:34:00 AM	Rejected: Price	
Bidder 14281	10	99.035	12/11/2010 11:40:01 AM	Rejected: Price	
Bidder 21785	10	99.035	12/11/2010 3:20:48 PM	Rejected: Price	
Bidder 23132	10	99.035	12/13/2010 7:37:33 AM	Rejected: Price	
Bidder 14033	1	99.035	12/13/2010 3:19:37 PM	Rejected: Price	
Bidder 23661	25	99.035	12/13/2010 3:55:54 PM	Rejected: Price	
Bidder 15637	4	99.035	12/14/2010 10:33:36 AM	Rejected: Price	
Bidder 21270	25	99.035	12/14/2010 11:09:09 AM	Rejected: Price	
Bidder 26652	10	99.035	12/14/2010 11:19:25 AM	Rejected: Price	
Bidder 24591	5	99.035	12/14/2010 12:46:27 PM	Rejected: Price	
Bidder 25700	2,000	99.035	12/14/2010 1:23:34 PM	Rejected: Price	
Bidder 21914	50	99.035	12/14/2010 1:25:28 PM	Rejected: Price	
Bidder 19620	7	99.006	12/13/2010 9:36:46 PM	Rejected: Price	
Bidder 22528	50	99.000	12/10/2010 4:20:54 PM	Rejected: Price	
Bidder 22542	5	99.000	12/10/2010 4:49:20 PM	Rejected: Price	
Bidder 23449	26	99.000	12/11/2010 6:38:50 PM	Rejected: Price	
Bidder 18787	5	99.000	12/13/2010 12:31:37 PM	Rejected: Price	
Bidder 21789	10	98.951	12/8/2010 7:37:49 PM	Rejected: Price	
Bidder 21789	10	98.891	12/8/2010 7:37:49 PM	Rejected: Price	
Bidder 19067	4	98.843	12/14/2010 12:24:27 PM	Rejected: Price	
Bidder 24310	5	98.796	12/14/2010 10:25:46 AM	Rejected: Price	
Bidder 18847	10	98.796	12/14/2010 1:05:44 PM	Rejected: Price	
Bidder 21789	10	98.791	12/8/2010 7:37:49 PM	Rejected: Price	
Bidder 21217	2	98.752	12/11/2010 11:37:31 AM	Rejected: Price	
Bidder 21789	10	98.751	12/8/2010 7:37:49 PM	Rejected: Price	
Bidder 25381	10	98.567	12/14/2010 10:56:10 AM	Rejected: Price	
Bidder 23676	50	98.557	12/8/2010 6:55:50 PM	Rejected: Price	
Bidder 6290	1	98.557	12/8/2010 11:56:06 PM	Rejected: Price	
Bidder 13950	1	98.557	12/8/2010 11:57:44 PM	Rejected: Price	
Bidder 25295	2	98.557	12/13/2010 11:00:30 AM	Rejected: Price	
Bidder 18907	5	98.557	12/13/2010 3:58:40 PM	Rejected: Price	
				Rejected: Price

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Bidder 24055 5 98.557 12/13/2010 5:27:29 PM

Bidder 26668 20 98.557 12/14/2010 1:19:50 PM Rejected: Price

« Prev. Page 2 of 3 Next »

Auction Totals: 3,000 units $ 2,971,500.00

Direct Orders

Bidder Units Yield Timestamp Awarded Amount Due

Bidder 22789 5 3.00% 12/8/2010 11:52:17 AM 5 units $ 5,000.00

Bidder 23462 20 3.00% 12/8/2010 2:41:17 PM 20 units $ 20,000.00

Bidder 13264 10 3.00% 12/8/2010 5:16:15 PM 10 units $ 10,000.00

Bidder 16703 50 3.00% 12/10/2010 1:35:23 PM 50 units $ 50,000.00

Bidder 26287 15 3.00% 12/10/2010 3:47:38 PM 15 units $ 15,000.00

Bidder 23514 10 3.00% 12/10/2010 4:05:54 PM 10 units $ 10,000.00

Bidder 26557 2 3.00% 12/10/2010 5:53:24 PM 2 units $ 2,000.00

Bidder 21417 10 3.00% 12/10/2010 6:16:51 PM 10 units $ 10,000.00

Bidder 24047 10 3.00% 12/10/2010 7:04:10 PM 10 units $ 10,000.00

Bidder 14281 10 3.00% 12/11/2010 11:40:01 AM 10 units $ 10,000.00

Bidder 24079 10 3.00% 12/13/2010 12:03:49 AM 10 units $ 10,000.00

Bidder 23074 27 3.00% 12/13/2010 10:17:54 AM 27 units $ 27,000.00

Bidder 18907 3 3.00% 12/13/2010 3:58:40 PM 3 units $ 3,000.00

Bidder 26645 6 3.00% 12/13/2010 4:31:45 PM 6 units $ 6,000.00

Bidder 22271 50 3.00% 12/13/2010 4:52:00 PM 50 units $ 50,000.00

Bidder 26427 18 3.00% 12/13/2010 5:36:01 PM 18 units $ 18,000.00

Bidder 15509 5 3.00% 12/13/2010 7:32:23 PM 5 units $ 5,000.00

Auction Totals: 261 units $ 261,000.00

Please direct questions regarding the website or bidding procedures to the Auction Administrator. You may also call our Investment Center at 800-524-8875 from 8am to Midnight Eastern Time.

Zions Bancorporation has filed a registration statement (Registration Statement No. 333-158319, including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus dated March 31, 2009 contained in that registration statement, the prospectus supplement dated December 6, 2010 and other documents Zions Bancorporation has filed with the SEC for more complete information about Zions Bancorporation and this offering. You may get these documents and other documents Zions Bancorporation has filed for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, Zions Bancorporation or a representative will arrange to send you the prospectus and other documents Zions Bancorporation has filed with the SEC if you request it by calling toll free (800) 524-8875.

*The current Market-Clearing Yield/Final Auction Yield is calculated as Yield to Worst (YTW) which is the lowest yield of yield to maturity, yield to call, yield to put, or other yields when a bond is callable, puttable, exchangeable, or has other features. If a bond is called, put or exchanged before maturity, the bondholder only earns interest on the time that has elapsed between purchasing the bond and its early redemption. The resulting yield is less than what would have been earned had the bond been held until maturity.

Investment Products: Not FDIC Insured No Bank Guarantee May Lose Value

Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits

Securities products and services offered by Zions Direct, Member FINRA/SIPC, a non-bank subsidiary of Zions Bank.

Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer.

Other Products | Contact Us | About Us | Site Map | Privacy Policy | Terms and Conditions

ZIONS DIRECT AUCTIONS

SIGN IN | REGISTER | CONTACT US

Home » Auction #2161

Auctions
View current auctions

Results Archive
View the results of completed auctions

FDIC-Insured CDs

Municipal Bonds

Corporate Bonds

US Agencies

Preferred Stock

Warrants

Issuers

University
Learn more about our auctions

Demos
Learn how to participate!

Think

WEEKLY UPDATE

Sign up to receive a free weekly email containing economic commentary, new-issue alerts, investing news, and much more.

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Last Name

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Results

ZIONS BANCORPORATION

Zions Bancorporation Senior Note / 1 Year Corporates
BBB(Fitch); BBB (low) (DBRS); and BBB- (Standard & Poor's).

Auction Information

Auction Start:	12/8/2010 8:00 AM EST
Auction End:	12/14/2010 1:30 PM EST
Last Update:	**12/14/2010 2:51:22 PM EST**
Auction Status:	**Over**

Issue Information

Bidding Information

Buy Today! Information

Bids

Final Market-Clearing Price: 99.050

Final Market-Clearing Yield*: 3.984%

Bidder	Units	Price	Timestamp	Awarded	Amount Due
Bidder 21789	10	98.501	12/8/2010 7:37:49 PM	Rejected: Price	
Bidder 24530	5	98.500	12/9/2010 3:28:53 PM	Rejected: Price	
Bidder 22843	50	98.500	12/10/2010 7:16:43 PM	Rejected: Price	
Bidder 16745	10	98.500	12/11/2010 6:34:18 PM	Rejected: Price	
Bidder 25315	20	98.500	12/14/2010 12:26:46 PM	Rejected: Price	
Bidder 21477	25	98.367	12/14/2010 1:13:12 PM	Rejected: Price	
Bidder 21477	25	98.329	12/14/2010 1:13:12 PM	Rejected: Price	
Bidder 21748	5	98.320	12/10/2010 2:43:23 PM	Rejected: Price	
Bidder 24310	5	98.320	12/13/2010 12:46:11 PM	Rejected: Price	
Bidder 17667	15	98.320	12/13/2010 3:58:07 PM	Rejected: Price	
Bidder 25456	10	98.320	12/14/2010 1:12:04 PM	Rejected: Price	
Bidder 22145	15	98.272	12/10/2010 2:27:20 PM	Rejected: Price	
Bidder 22830	100	98.272	12/14/2010 11:13:01 AM	Rejected: Price	
Bidder 25702	100	98.210	12/14/2010 10:08:18 AM	Rejected: Price	
Bidder 22331	10	98.200	12/13/2010 1:14:50 PM	Rejected: Price	
Bidder 21860	10	98.187	12/14/2010 11:40:45 AM	Rejected: Price	
Bidder 21117	110	98.178	12/13/2010 7:20:51 PM	Rejected: Price	
Bidder 26631	1	98.100	12/10/2010 4:09:37 PM	Rejected: Price	
Bidder 21538	140	98.100	12/14/2010 8:35:40 AM	Rejected: Price	
Bidder 24789	5	98.100	12/14/2010 1:21:58 PM	Rejected: Price	
Bidder 23556	30	98.083	12/8/2010 1:52:49 PM	Rejected: Price	
Bidder 23102	5	98.083	12/8/2010 2:25:00 PM	Rejected: Price	
Bidder 18373	10	98.083	12/9/2010 2:12:52 AM	Rejected: Price	
Bidder 21748	5	98.083	12/10/2010 2:45:12 PM	Rejected: Price	
Bidder 16805	25	98.083	12/10/2010 10:13:35 PM	Rejected: Price	
Bidder 23854	1	98.083	12/11/2010 2:21:12 PM	Rejected: Price	
Bidder 21761	10	98.083	12/13/2010 12:43:41 PM	Rejected: Price	
Bidder 15413	200	98.083	12/13/2010 2:22:40 PM	Rejected: Price	
Bidder 21471	100	98.083	12/13/2010 3:44:52 PM	Rejected: Price	
Bidder 26656	100	98.083	12/13/2010 4:47:16 PM	Rejected: Price	
Bidder 18907	2	98.083	12/14/2010 9:17:46 AM	Rejected: Price	
Bidder 3745	10	98.083	12/14/2010 10:26:03 AM	Rejected: Price	
Bidder 23443	5	98.083	12/14/2010 12:46:47 PM	Rejected: Price	
Bidder 22876	8	98.083	12/14/2010 12:50:54 PM	Rejected: Price	
Bidder 26667	30	98.083	12/14/2010 1:19:43 PM	Rejected: Price	
Bidder 22941	30	98.027	12/13/2010 11:37:08 AM	Rejected: Price	
Bidder 21860	10	98.011	12/14/2010 11:40:45 AM	Rejected: Price	
Bidder 23220	100	98.010	12/9/2010 8:04:02 PM	Rejected: Price	
Bidder 16612	25	98.010	12/12/2010 7:35:31 PM	Rejected: Price	
Bidder 22843	50	98.008	12/13/2010 10:12:06 PM	Rejected: Price	
Bidder 23520	30	98.008	12/13/2010 9:20:53 PM	Rejected: Price	
Bidder 26557	1	98.002	12/10/2010 5:55:57 PM	Rejected: Price	
Bidder 21990	1	98.000	12/8/2010 1:10:56 PM	Rejected: Price	
Bidder 22586	5	98.000	12/8/2010 5:23:31 PM	Rejected: Price	
Bidder 18226	30	98.000	12/10/2010 5:45:00 PM	Rejected: Price	
Bidder 21363	10	98.000	12/13/2010 4:54:44 PM	Rejected: Price	
Bidder 24615	20	98.000	12/13/2010 8:03:26 PM	Rejected: Price	
Bidder 26661	1	98.000	12/14/2010 8:29:43 AM	Rejected: Price	
				Rejected: Price

Bidder 21466	3	98.000	12/14/2010 11:17:10 AM		

« Prev. Page 3 of 3 Next »

Auction Totals:	**3,000 units**	**$ 2,971,500.00**

Direct Orders

Bidder	Units	Yield	Timestamp	Awarded	Amount Due
Bidder 22789	5	3.00%	12/8/2010 11:52:17 AM	5 units	$ 5,000.00
Bidder 23462	20	3.00%	12/8/2010 2:41:17 PM	20 units	$ 20,000.00
Bidder 13264	10	3.00%	12/8/2010 5:16:15 PM	10 units	$ 10,000.00
Bidder 16703	50	3.00%	12/10/2010 1:35:23 PM	50 units	$ 50,000.00
Bidder 26287	15	3.00%	12/10/2010 3:47:38 PM	15 units	$ 15,000.00
Bidder 23514	10	3.00%	12/10/2010 4:05:54 PM	10 units	$ 10,000.00
Bidder 26557	2	3.00%	12/10/2010 5:53:24 PM	2 units	$ 2,000.00
Bidder 21417	10	3.00%	12/10/2010 6:16:51 PM	10 units	$ 10,000.00
Bidder 24047	10	3.00%	12/10/2010 7:04:10 PM	10 units	$ 10,000.00
Bidder 14281	10	3.00%	12/11/2010 11:40:01 AM	10 units	$ 10,000.00
Bidder 24079	10	3.00%	12/13/2010 12:03:49 AM	10 units	$ 10,000.00
Bidder 23074	27	3.00%	12/13/2010 10:17:54 AM	27 units	$ 27,000.00
Bidder 18907	3	3.00%	12/13/2010 3:58:40 PM	3 units	$ 3,000.00
Bidder 26645	6	3.00%	12/13/2010 4:31:45 PM	6 units	$ 6,000.00
Bidder 22271	50	3.00%	12/13/2010 4:52:00 PM	50 units	$ 50,000.00
Bidder 26427	18	3.00%	12/13/2010 5:36:01 PM	18 units	$ 18,000.00
Bidder 15509	5	3.00%	12/13/2010 7:32:23 PM	5 units	$ 5,000.00
			Auction Totals:	**261 units**	**$ 261,000.00**

Please direct questions regarding the website or bidding procedures to the Auction Administrator.

You may also call our Investment Center at 800-524-8875 from 8am to Midnight Eastern Time.

Zions Bancorporation has filed a registration statement (Registration Statement No. 333-158319, including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus dated March 31, 2009 contained in that registration statement, the prospectus supplement dated December 6, 2010 and other documents Zions Bancorporation has filed with the SEC for more complete information about Zions Bancorporation and this offering. You may get these documents and other documents Zions Bancorporation has filed for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, Zions Bancorporation or a representative will arrange to send you the prospectus and other documents Zions Bancorporation has filed with the SEC if you request it by calling toll free (800) 524-8875.

*The current Market-Clearing Yield/Final Auction Yield is calculated as Yield to Worst (YTW) which is the lowest yield of yield to maturity, yield to call, yield to put, or other yields when a bond is callable, puttable, exchangeable, or has other features. If a bond is called, put or exchanged before maturity, the bondholder only earns interest on the time that has elapsed between purchasing the bond and its early redemption. The resulting yield is less than what would have been earned had the bond been held until maturity.

Investment Products: Not FDIC Insured • No Bank Guarantee • May Lose Value

Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits

Securities products and services offered by Zions Direct, Member FINRA/SIPC, a non-bank subsidiary of Zions Bank.

Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer.

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